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                                                                   EXHIBIT 14(b)

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 13, 1999, relating to the financial statements and financial highlights appearing in the October 31, 1999 Annual Report of the Galaxy Tax-Exempt, U.S. Treasury, Money Market, Short-Term Bond, High Quality Bond, Intermediate Government Income, Rhode Island Municipal Bond, Asset Allocation, Growth and Income, and International Equity Funds (ten of the twenty-nine portfolios constituting The Galaxy Fund) which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the references to us under the headings "Financial Statements", "Other Service Providers for the 1784 Funds and Galaxy Funds" and in paragraph 9(g) of the Agreement and Plan of Reorganization in such Combined Proxy Statement/Prospectus.



                                                         /s/ERNST & YOUNG LLP

Boston, Massachusetts
February 2, 2000



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